UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 10, 2017

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	333-189057-01 (Commission File Number)	94-2969738 (I.R.S. Employer Identification No.)

8905 Towne Centre Drive, Suite 108 San Diego, California	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 677-0900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter)

[_]    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.02	Unregistered Sale of Equity Securities.

On May 16, 2017, Retail Opportunity Investments Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”) to report that the board of directors of the Company approved the acquisition by the Company and Retail Opportunity Investments Partnership, LP (the “Operating Partnership”), the operating partnership subsidiary of the Company, of Fullerton Crossroads, located in Fullerton, California and Riverstone Marketplace located in Vancouver, Washington (the “Properties”). The Original 8-K disclosed that a portion of the consideration for the Properties would be paid through the issuance of approximately 2.4 million units of limited partnership interest in the Operating Partnership (the “OP Units”), that the OP Units are exchangeable for cash, or at the election of the Company, into shares of common stock of the Company on a one-for-one basis, subject to the terms of the Operating Partnership’s partnership agreement, and that the Company may potentially issue up to approximately 330,000 additional shares of common stock to certain sellers of Fullerton Crossroads and Riverstone Marketplace in connection with the potential acquisition of a third property to be identified by the Company. On October 11, 2017, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Operating Partnership had acquired Fullerton Crossroads and Riverstone Marketplace on October 11, 2017 for total consideration of approximately $96.5 million which was paid primarily through a combination of the issuance of 2,405,430 OP Units and the assumption of approximately $44.5 million of loans on the Properties. Fullerton Crossroads is approximately 222,000 square feet and is anchored by Kroger (Ralph’s) Supermarket. Riverstone Marketplace is approximately 108,000 square feet and is anchored by Kroger (QFC) Supermarket.

This 8-K/A is being filed solely to disclose that on December 12, 2017, the Company issued 2,584,254 shares of common stock, at a price per share of $21.25, to the sellers of Fullerton Crossroads and Riverstone Marketplace in exchange for 2,405,430 OP Units previously issued as consideration for Fullerton Crossroads and Riverstone Marketplace, as described above, and the rights to approximately $3.8 million of cash currently held by an intermediary for the benefit of the Company that will be used to acquire a third property to be identified by the Company as part of an exchange under Section 1031 of the Internal Revenue Code.  The shares of common stock of the Company were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2017	RETAIL OPPORTUNITY INVESTMENTS CORP.

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Dated: December 18, 2017	RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

	By:	RETAIL OPPORTUNITY INVESTMENTS GP, LLC, its general partner

	By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer